Exhibit 99.4

Green Mountain Coffee Roasters, Inc.

Index to Pro Forma Condensed Combined Financial Information (Unaudited)

Pages
Pro Forma Condensed Combined Financial Statements:

Introduction to Pro Forma Condensed Combined Financial Statements (Unaudited)	1

Pro Forma Condensed Combined Balance Sheet as of March 27, 2010 (Unaudited)	3

Pro Forma Condensed Combined Statement of Operations (Unaudited) For the Twenty-Six Weeks ended March 27, 2010	4

Pro Forma Condensed Combined Statement of Operations (Unaudited) For the Fifty-Two Weeks ended September 26, 2009	5

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)	6-9

Green Mountain Coffee Roasters, Inc.

Introduction to Pro Forma Condensed Combined Financial Information (Unaudited)

On May 11, 2010, Green Mountain Coffee Roasters, Inc. (“GMCR”) acquired Diedrich Coffee, Inc. (“Diedrich”) for $35 per share of common stock in cash, pursuant to a cash tender offer, for a total purchase price of approximately $313,143,000. The transaction was financed using existing cash and GMCR’s existing credit facility, as increased by an amendment on the acquisition date. Diedrich will be maintained as a wholly-owned subsidiary, with operations integrated into GMCR’s Specialty Coffee Business Unit segment. In addition, on November 13, 2009, GMCR entered into a Share Purchase Agreement to acquire all of Timothy’s Coffees of the World Inc. (“Timothy’s”) issued and outstanding stock for a purchase price of $156,274,000. The accompanying unaudited pro forma condensed combined financial information is based on the historical financial statements of GMCR, Diedrich and Timothy’s. The information attempts to illustrate the effect that GMCR’s acquisition of Diedrich and Timothy’s would have had on GMCR’s financial statements if the transaction had been consummated at earlier dates as described below. This information is hypothetical and does not necessarily reflect the financial performance that would have actually resulted if the acquisition of Diedrich and Timothy’s had been completed on the dates assumed.

The Unaudited Pro Forma Condensed Combined Balance Sheet presents the historical financial position of GMCR as though the Diedrich acquisition was consummated on March 27, 2010, the end of GMCR’s second fiscal quarter. Because the Timothy’s acquisition occurred prior to the balance sheet date there are no pro forma adjustments for this acquisition. The Unaudited Pro Forma Condensed Combined Statements of Operations present the historical results of operations of GMCR for the twenty-six weeks ended March 27, 2010 and the fifty-two weeks ended September 26, 2009. The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations reflect pro forma adjustments for both Diedrich and Timothy’s as though the acquisitions were consummated on September 28, 2008, the beginning of GMCR’s 2009 fiscal year.

GMCR’s historical results as of and for the twenty–six weeks ended March 27, 2010 are derived from GMCR’s unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 27, 2010. GMCR’s historical results for the fifty-two weeks ended September 26, 2009 are derived from GMCR’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fifty-two weeks ended September 26, 2009. The Unaudited Pro Forma Condensed Combined Balance Sheet was prepared using Diedrich’s historical balance sheet as of March 3, 2010. The Unaudited Pro Forma Condensed Combined Statement of Operations for the twenty-six weeks ended March 27, 2010 was prepared using Diedrich’s historical results of operations for the twenty-four weeks ended March 3, 2010 and Timothy’s historical results of operations for the six weeks ended November 12, 2009, the period prior to the acquisition. For the period of November 12, 2009 through March 27, 2010, Timothy’s results of operations are included in GMCR’s historical results. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ending September 26, 2009 was prepared using Diedrich historical results of operations for the fifty-two weeks ending September 16, 2009 and Timothy’s historical results of operations for the fifty-two weeks ending July 26, 2009.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting. The allocation of the purchase price to the fair values of the identified tangible and intangible assets acquired and liabilities assumed was based upon an independent valuation and management estimates. The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company.

The accompanying unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included on GMCR’s 2009 Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the twenty-six weeks ended March 27, 2010, Current Report on Form 8-K for the Timothy’s acquisition filed on November 13, 2009, as amended and; Diedrich’s 2009 Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the twelve-weeks ended December 9, 2009 and Quarterly Report on Form 10-Q for the twelve weeks ended March 3, 2010. GMCR’s management believes that the assumptions used in preparing these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the significant effects of the acquisitions. These unaudited pro forma condensed combined financial statements presented are for informational purposes only and do not purport to be indicative of the results that would have actually occurred if the acquisitions had been consummated on the dates indicated or of those results that may be achieved in the future. In addition, the allocation of the Diedrich purchase price is preliminary and, accordingly, the purchase accounting adjustments made in the preparation of the unaudited pro forma condensed combined financial statements may be subject to adjustment which could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Condensed Combined Balance Sheet

(Dollars in thousands)

(Unaudited)

	March 27, 2010
	GMCR Historical	(B) Diedrich Historical	Pro Forma Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$144,135	$5,438	$(143,643)	(C	)	$5,930
Restricted cash and cash equivalents	70	623	—			693
Short-term investments	—	—	—			—
Receivables, less uncollectible accounts and return allowances of $8,555	128,198	13,820	(8,265)	(D	)	133,753
Income tax receivable	6,243	—	—			6,243
Inventories	109,929	4,115	379	(E	)	114,423
Other current assets	23,779	932	—			24,711
Deferred income taxes, net	11,932	—	1,733	(F	)	13,665

Total current assets	424,286	24,928	(149,796)			299,418
Fixed assets, net	180,043	6,435	4,515	(G	)	190,993
Intangibles, net	129,575	—	100,200	(H	)	229,775
Goodwill	168,897	—	219,470	(I	)	388,367
Other long-term assets	8,999	812	—			9,811

Total assets	$911,800	$32,175	$174,389			$1,118,364

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$5,062	$2,000	$8,500	(J	)	$15,562
Accounts payable	89,532	9,148	(8,265)	(D	)	90,415
Accrued compensation costs	16,245	1,610	2,504	(K	)	20,359
Accrued expenses	32,568	1,321	1,147	(L	)	35,036
Other short-term liabilities	2,525	—	—			2,525

Total current liabilities	145,932	14,079	3,886			163,897
Long-term debt	67,642	1,501	157,499	(J	)	226,642
Deferred income taxes, net	53,376	33	30,361	(F	)	83,770
Other long-term liabilities	5,123	352	—			5,475
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.10 par value: Authorized—1,000,000 shares; No shares issued or outstanding	—	—	—			—
Common stock, $0.10 par value: Authorized—200,000,000 shares; Issued—43,846,000 shares	4,384	57	(57)	(M	)	4,384
Additional paid-in capital	462,565	65,964	(65,964)	(M	)	462,565
Retained earnings (Accumulated deficit)	174,358	(49,811)	48,664	(M	)	173,211
Accumulated other comprehensive loss	(1,506)	—	—			(1,506)
ESOP unallocated shares, at cost—12,687 shares	(74)	—	—			(74)

Total stockholders' equity	639,727	16,210	(17,357)			638,580

Total liabilities and stockholders' equity	$911,800	$32,175	$174,389			$1,118,364

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Condensed Combined Statement of Operations

(Dollars in thousands except per share data)

(Unaudited)

	Twenty-six weeks ended March 27, 2010
	GMCR Historical			(A) Timothy's Historical	(B) Diedrich Historical	Pro Forma Adjustments			Pro Forma
Net sales	$674,278			$13,004	$50,535	$(43,353)	(N	)	$694,464
Cost of sales	463,801			9,576	37,071	(43,460)	(O	)	466,988

Gross profit	210,477			3,428	13,464	107			227,476
Selling and operating expenses	98,558			234	2,871	—			101,663
General and administrative expenses	47,636			1,260	6,953	(4,570)	(P	)	51,279

Operating income	64,283			1,934	3,640	4,677			74,534
Other income (expense)	(244)			—	113	—			(131)
Interest expense	(1,881)			(395)	(260)	(1,296)	(R	)	(3,832)
Merger related expenses	—			—	(4,137)	4,137	(S	)	—
Income (loss) before income taxes	62,158			1,539	(644)	7,518			70,571
Income tax benefit (expense)	(24,962)			(477)	(166)	(2,985)	(T	)	(28,590)
Net income (loss)	$37,196			$1,062	$(810)	$4,533			$41,981

Basic income per share:
Weighted average shares outstanding	43,705,417	(U	)						43,705,417
Net income	$0.85								$0.96

Diluted income per share:
Weighted average shares outstanding	45,876,132	(U	)						45,876,132
Net income	$0.81								$0.92

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Condensed Combined Statement of Operations

(Dollars in thousands except per share data)

(Unaudited)

	Fifty-two weeks ended September 26, 2009
	GMCR Historical			(A) Timothy's Historical	(B) Diedrich Historical	Pro Forma Adjustments			Pro Forma
Net sales	$803,045			$59,819	$71,032	$(73,161)	(N	)	$860,735
Cost of sales	553,281			44,178	52,925	(73,546)	(O	)	576,838

Gross profit	249,764			15,641	18,107	385			283,897
Selling and operating expenses	123,948			2,425	6,246	—			132,619
General and administrative expenses	47,103			5,462	9,140	15,941	(P	)	77,646
Patent Litigation (settlement) expense	(17,000)			—	—	—			(17,000)

Operating income (loss)	95,713			7,754	2,721	(15,556)			90,632
Other income (expense)	(662)			83	215	(634)	(Q	)	(998)
Interest expense	(4,693)			(3,368)	(1,295)	602	(R	)	(8,754)

Income (loss) before income taxes	90,358			4,469	1,641	(15,588)			80,880
Income tax benefit (expense)	(34,476)			(1,459)	33	6,188	(T	)	(29,714)
Net income (loss)	$55,882			$3,010	$1,674	$(9,400)			$51,166

Basic income per share:
Weighted average shares outstanding	37,993,196	(U	)						37,993,196
Net income	$1.47								$1.35

Diluted income per share:
Weighted average shares outstanding	40,123,533	(U	)						40,123,533
Net income	$1.39								$1.28

Green Mountain Coffee Roasters, Inc.

Notes to Pro Forma Condensed Combined Financial Information (Unaudited)

(A) “Timothy’s” represents the operations of Timothy’s World Coffee brand and wholesale business acquired on November 13, 2009. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 27, 2010 includes Timothy’s balances within GMCR’s consolidated historical results. The Unaudited Pro Forma Condensed Combined Statement of Operations for the twenty-six weeks ended March 27, 2010 includes six weeks of Timothy’s operations prior to the acquisition on November 13, 2009. Subsequent to the acquisition date, Timothy’s operations are included in GMCR’s historical consolidated statement of operations. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ended September 26, 2009 includes Timothy’s operations for the fifty-two weeks ended July 26, 2009.

(B) “Diedrich” represents the balance sheet and operations of Diedrich Coffee, Inc. acquired on May 11, 2010. The Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of and for the twenty-six weeks ending March 27, 2010 were prepared using Diedrich’s historical balance sheet and statement of operations as of and for the twenty-four weeks ending March 3, 2010. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ending September 26, 2009 was prepared using Diedrich historical statements of operations for the fifty-two weeks ending September 16, 2009.

(C) The total purchase price associated with the Diedrich acquisition was $313,143,000 of which approximately $143,643,000 was financed with cash on hand, $29,500,000 from the existing credit facility and $140,000,000 from the Amendment to the Credit Agreement in the form of a term loan.

(D) Represents the elimination of trade accounts receivable and accounts payable for the sale of coffee, brewers and related royalties between GMCR and Diedrich.

(E) Represents the estimated fair value adjustment to Diedrich’s acquired inventory. The Unaudited Pro Forma Condensed Combined Statements of Operations exclude any adjustment to cost of sales for the estimated fair value adjustment due to the non-recurring nature of the adjustment.

(F) Represents a current net tax asset of $1,733,000 and a long-term net tax liability of $30,361,000 calculated as of the date of the Diedrich acquisition. The current net tax asset is primarily related to accrued compensation expenses. The net long-term tax liability is related to the amortization on the intangible assets, which are deductible for book purposes but not for tax, offset by a long-term tax benefit for net operating loss carryforwards.

(G) Represents the estimated fair value adjustment to Diedrich’s acquired fixed assets for a decrease of approximately $1,994,000. In addition, this adjustment reflects the acquisition of certain leased equipment as required by the Agreement and Plan of Merger for approximately $6,509,000.

(H) Reflects estimated fair value of identified intangible assets based upon an independent valuation and management’s estimates as of the date of acquisition, as follows:

	Amortization Period	Estimated Fair Value
Customer relationships	10 years	$83,300,000
Product family names	10 years	16,900,000

Total		$100,200,000

(I) Reflects residual of the acquisition price for Diedrich of $313,143,000 over the fair value of the assets acquired and liabilities assumed as of March 27, 2010 as follows:

Purchase Price	$313,143,000
Less Fair Value of:
Tangible Assets Acquired	(38,802,000)
Intangible Assets	(100,200,000)
Plus Fair Value of:
Liabilities Assumed	45,329,000

Goodwill	$219,470,000

The final allocation will be based on the fair value of assets acquired and liabilities assumed as of the acquisition date of May 11, 2010.

(J) Reflects the additional borrowing GMCR incurred to finance the acquisition. GMCR incurred $29,500,000 from its existing credit facility and $140,000,000 from the Amendment to the Credit Agreement in the form of a term loan. In addition, this adjustment reflects the elimination of Diedrich’s debt of $3,501,000 that was not assumed in the acquisition.

(K) Reflects the adjustment for acquisition-related liabilities accounted for as part of the business combination.

(L) Reflects accrual for expenses, net of income taxes, related to the Diedrich acquisition.

(M) Reflects the elimination of Diedrich’s stockholders’ equity accounted for in the allocation of the purchase price and the accrual for expenses related to the Diedrich acquisition as noted in (L) above.

(N) Represents the elimination of coffee and brewer sales amongst GMCR, Diedrich and Timothy’s, as well as the elimination of royalties earned by GMCR from Diedrich and Timothy’s, as follows:

	Twenty-six weeks ended March 27, 2010	Fifty-two weeks ended September 26, 2009
GMCR Sales	$13,636,000	$26,755,000
Diedrich Sales	24,942,000	28,741,000
Timothy’s Sales	4,775,000	17,665,000

Total Sales	$43,353,000	$73,161,000

(O) Reflects the elimination of coffee and brewer cost of sales amongst GMCR, Diedrich and Timothy’s, as well as the elimination of royalties paid to GMCR from Diedrich and Timothy’s, as follows:

	Twenty-six weeks ended March 27, 2010	Fifty-two weeks ended September 26, 2009
GMCR COS	$29,717,000	$46,406,000
Diedrich COS	10,721,000	13,528,000
Timothy’s COS	2,915,000	13,227,000

Total COS	$43,353,000	$73,161,000

In addition, reflects an adjustment to reduce depreciation related to the valuation of fixed assets used in production of $107,000 for the twenty-six weeks ended March 27, 2010 and $385,000 for the fifty-two weeks ended September 26, 2009.

(P) Reflects the elimination of expenses related to the Diedrich and Timothy’s acquisitions incurred by all parties and the adjustment for depreciation and amortization expense related to valuation of fixed assets and intangibles as follows:

Twenty-six weeks ended March 27, 2010

	Diedrich	Timothy’s	Total
Acquisition related expenses	$(7,971,000)	$(1,898,000)	$(9,869,000)
Depreciation	(21,000)	(4,000)	(25,000)
Amortization	5,010,000	314,000	5,324,000

Total	$(2,982,000)	$(1,588,000)	$4,570,000

Fifty-two weeks ended September 26, 2009

	Diedrich	Timothy’s	Total
Acquisition related expenses	$—	$(426,000)	$(426,000)
Depreciation	(56,000)	(32,000)	(88,000)
Amortization	10,020,000	6,435,000	16,455,000

Total	$9,964,000	$5,977,000	$15,941,000

(Q) Conforms Timothy’s presentation of coffee derivatives to GMCR’s accounting policy. GMCR determined these coffee derivatives to be consistent with accounting for ordinary purchase commitments.

(R) Reflects the interest that would have been incurred on debt used to finance the acquisition using the rate in effect at the time of acquisition. The rate on the existing credit facility was 1.09% (one-month LIBOR plus 75 basis points) and the rate on the term loan was 2.84% (one-month LIBOR plus 250 basis points). In addition, this adjustment reflects the elimination of interest expense on Diedrich and Timothy’s long-term debt that was not assumed in the acquisitions.

	Twenty-six weeks ended March 27, 2010	Fifty-two weeks ended September 26, 2009
GMCR	$(1,951,000)	$(4,061,000)
Diedrich	260,000	1,295,000
Timothy’s	395,000	3,368,000

Total	$(1,296,000)	$602,000

Debt incurred to finance the acquisition that was subject to variable interest rates was $159,000,000 for the twenty-six weeks ended March 27, 2010 and $169,500,000 for the fifty-two weeks ended September 26, 2009. Had interest rates increased by 125 basis points, the effect on net income would have been additional interest expense of $994,000 during the twenty-six weeks ended March 27, 2010 and $2,119,000 during the fifty-two weeks ended September 26, 2009.

(S) Reflects elimination of acquisition related expenses incurred by Diedrich.

(T) Reflects the benefit from (provision for) income taxes associated with the pro forma adjustments computed based upon an estimated combined federal and state statutory rate of 39.7%.

(U) Unrelated to the acquisitions, on April 28, 2010, the Company announced a three-for-one stock split in the form of a stock dividend of two additional shares of the Company’s common stock for every one issued share. The stock dividend was distributed on May 17, 2010 to holders of record as of May 10, 2010.

The following reflects historical and pro forma earnings per share on a post-split basis:

	Twenty-six weeks ended March 27, 2010		Fifty-two weeks ended September 26, 2009
	GMCR Historical	Pro Forma	GMCR Historical	Pro Forma
Net income (in thousands)	$37,196	$41,981	$55,882	$51,166
Basic income per share:
Weighted average shares outstanding	131,116,251	131,116,251	113,979,588	113,979,558
Net income	$0.28	$0.32	$0.49	$0.45
Diluted income per share:
Weighted average shares outstanding	137,628,396	137,628,396	120,370,599	120,370,599
Net income	$0.27	$0.31	$0.46	$0.43